                                                                  Exhibit (a)(6)
                                ICAP FUNDS, INC.

                             ARTICLES SUPPLEMENTARY


                  ICAP Funds, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("Corporation"), hereby certifies to the State Department of Assessments and Taxation ("SDAT") of Maryland that:

                  FIRST: Under a power contained in Article V, Section 5.4 of the charter ("Charter") of the Corporation, and pursuant to Sections 2-105(c), 2-208 and 2-208.1 of the Maryland General Corporation Law ("MGCL"), the Board of Directors of the Corporation ("Board of Directors"), at a meeting duly convened and held, adopted resolutions reclassifying and designating (i) 25,000,000 of the authorized but unissued shares of Common Stock into MainStay ICAP Equity Fund Class I shares, (ii) 50,000,000 of the authorized but unissued shares of Common Stock into MainStay ICAP Select Equity Fund Class I shares and (iii) 25,000,000 of the authorized but unissued shares of Common Stock into Mainstay ICAP International Fund Class I shares.

                  SECOND: The MainStay ICAP Equity Fund Class I shares, the MainStay ICAP Select Equity Fund Class I shares and the MainStay ICAP International Fund Class I shares as so classified and designated by the Board of Directors of the Corporation shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article V, Section 5.5 of the Charter, and shall be subject to all of the provisions of the Charter relating to the stock of the Corporation generally.

                  THIRD: Immediately before these Articles Supplementary are accepted for record by the SDAT, the total number of authorized shares of Common Stock, par value $.01 per share, is 500,000,000, with an aggregate par value of $5,000,000, and such shares are classified and designated as follows:

Series                                      Class       Shares Authorized
------                                      -----       -----------------

MainStay ICAP Equity Fund                   Class A         50,000,000
(100,000,000 shares authorized)             Class C         10,000,000
                                            Class I         25,000,000
                                            Class R1         5,000,000
                                            Class R2         5,000,000
                                            Class R3         5,000,000

MainStay ICAP Select Equity Fund            Class A         50,000,000
(100,000,000 shares authorized)             Class C         10,000,000
                                            Class I         25,000,000
                                            Class R1         5,000,000

                                            Class R2         5,000,000
                                            Class R3         5,000,000

MainStay ICAP International Fund            Class A         50,000,000
(100,000,000 shares authorized)             Class C         10,000,000
                                            Class I         25,000,000
                                            Class R1         5,000,000
                                            Class R2         5,000,000
                                            Class R3         5,000,000

                  FOURTH: Immediately after these Articles Supplementary are accepted for record by the SDAT, the total number of authorized shares of Common Stock, par value $.01 per share, will remain 500,000,000, with an aggregate par value of $5,000,000, and such shares are classified and designated as follows:





Series                                      Class       Shares Authorized
------                                      -----       -----------------

MainStay ICAP Equity Fund                   Class A         50,000,000
(125,000,000 shares authorized)             Class C         10,000,000
                                            Class I         50,000,000
                                            Class R1         5,000,000
                                            Class R2         5,000,000
                                            Class R3         5,000,000

MainStay ICAP Select Equity Fund            Class A         50,000,000
(150,000,000 shares authorized)             Class C         10,000,000
                                            Class I         75,000,000
                                            Class R1         5,000,000
                                            Class R2         5,000,000
                                            Class R3         5,000,000

MainStay ICAP International Fund            Class A         50,000,000
(125,000,000 shares authorized)             Class C         10,000,000
                                            Class I         50,000,000
                                            Class R1         5,000,000
                                            Class R2         5,000,000
                                            Class R3         5,000,000

                  FIFTH: The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.



                            [SIGNATURE PAGE FOLLOWS]


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

                  IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this 13th day of April, 2007.

ATTEST:                                       ICAP FUNDS, INC.



/s/ Marguerite E. H. Morrison           By:   /s/ Stephen P. Fisher
-----------------------------                 --------------------------------
Name: Marguerite E. H. Morrison               Name:  Stephen P. Fisher
Secretary                                     President








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